Resources Connection, Inc. Reports First Quarter Results for Fiscal 2013

- First quarter net income of $4.8 million improves from $2.6 million in prior year first quarter; adjusted EBITDA* improves to $13.1 million from $11.5 million in prior year first quarter

- Company reports first quarter earnings per share of $0.12, up $0.06 from prior year first quarter while revenue of $136.9 million compares to revenue of $138.0 million a year ago

- Gross margin improves to 39.0% in first quarter compared to 37.8% in prior year first quarter

- Company buys back 765,000 shares and returns over $11 million in capital to shareholders during first quarter

*Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, stock based compensation and contingent consideration adjustments

IRVINE, Calif., Oct. 2, 2012 /PRNewswire/ -- Resources Connection, Inc. (NASDAQ: RECN), a multinational professional services firm that provides to clients – through its operating subsidiary, Resources Global Professionals ("Resources") – accomplished professionals in accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services, today announced financial results for its fiscal first quarter ended August 25, 2012.

Total revenue for the first quarter of fiscal 2013 was $136.9 million, down 0.8% (up 1.2% on a constant dollar basis) compared to the prior year's first quarter revenue and down 5.9% (down 5.3% on a constant dollar basis) on a sequential quarter basis. Revenues in the U.S. were up 4.5% quarter-over-quarter and down 3.6% sequentially due primarily to summer holidays. International revenues decreased 15.1% quarter-over-quarter and 13.0% sequentially (the decrease was partially influenced by the stronger dollar compared to European currencies and would have declined 7.9% quarter-over-quarter and 10.6% sequentially on a constant dollar basis).

The Company's net income for the first quarter ended August 25, 2012, was $4.8 million, or $0.12 per diluted share. This compares with a net income for the first quarter ended August 27, 2011 of $2.6 million, or $0.06 per diluted share.

"Although the global economic environment is challenging, we continue to improve our operating metrics," said Tony Cherbak, chief operating officer of Resources. "During the quarter, we returned over $11 million in capital to our shareholders in the form of stock buy-backs and dividend payments, including increasing our dividend payment by 20% to $0.06 per share this quarter."

Gross margin was 39.0% in the first quarter of fiscal 2013, up 120 basis points from the first quarter of fiscal 2012 and seasonally down 120 basis points from the fourth quarter of fiscal 2012. Selling, general and administrative expenses for the first quarter of fiscal 2013 were $42.1 million, a decrease of $500,000 from the comparable quarter a year ago and the same as the fourth quarter of fiscal 2012.

Cash flow from operations and adjusted EBITDA were $3.7 million and $13.1 million (9.6% of revenue), respectively, for the first quarter of fiscal 2013 compared to $1.6 million and $11.5 million (8.3% of revenue), respectively, for the first quarter of fiscal 2012.

"Our clients continue to invest in business initiatives, but remain cautious about global economic conditions," said Don Murray, chief executive officer. "We remain focused on our growth initiatives and continuing to improve our operating metrics."

During the first quarter of fiscal 2013, the Company purchased 765,000 shares of common stock for $8.9 million. On September 21, 2012, the Company paid its quarterly dividend of $2.5 million to shareholders, representing a dividend of $0.06 per share.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals, the operating subsidiary of Resources Connection, Inc. (NASDAQ: RECN), is a multinational professional services firm that helps business leaders execute internal initiatives. Partnering with business leaders, we drive internal change across all parts of a global enterprise – accounting, finance, risk management and internal audit, corporate advisory, strategic communications and restructuring, information management, human capital, supply chain management, healthcare solutions, and legal and regulatory services.

Resources Global was founded in 1996 within a Big Four accounting firm. Today, we are a publicly traded company with over 2,900 professionals, annually serving approximately 1,900 clients around the world from 77 practice offices.

Headquartered in Irvine, California, Resources Global has served 85 of the Fortune 100 companies.

The Company is listed on the NASDAQ Global Select Market, the exchange's highest tier by listing standards. More information about Resources Global is available at http://www.resourcesglobal.com.

Resources will hold a conference call for interested analysts and investors at 5:00 p.m., ET today, October 2, 2012. This conference call will be available for listening via a webcast on the Company's website: http://www.resourcesglobal.com. An audio replay of the conference call will be available through October 11, 2012 at 855-859-2056. The password for the replay is 27993035. The call will also be archived on the Resources Global Professionals website for 30 days.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "remain," "should" or "will" or the negative of these terms or other comparable terminology. In this press release, such statements include our beliefs regarding our efforts to continue improving our operating metrics and expectations concerning our clients' investments in business initiatives. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K and our other public filings made with the Securities and Exchange Commission (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

RESOURCES CONNECTION, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Quarter Ended

	August 25, 2012	August 27, 2011

	(unaudited)

Revenue	$136,933	$138,007
Direct costs of services	83,544	85,835
Gross margin	53,389	52,172
Selling, general and administrative expenses (1)	42,060	42,609
Operating income before amortization and depreciation (1)	11,329	9,563
Amortization of intangible assets	426	1,208
Depreciation expense	1,191	1,549
Operating income (1)	9,712	6,806
Interest income	(48)	(88)
Income before provision for income taxes (1)	9,760	6,894
Provision for income taxes (2)	4,928	4,298
Net income (1), (2)	$4,832	$2,596
Basic net income per share (1), (2)	$0.12	$0.06
Diluted net income per share (1), (2)	$0.12	$0.06
Basic shares	41,720	45,173
Diluted shares	41,774	45,224
Cash dividends declared per share	$0.06	$0.05

RESOURCES CONNECTION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

EXPLANATORY NOTES

1.

Selling, general and administrative expenses include non-cash compensation expense for employee stock option grants and employee stock purchases of $1.8 million and $1.9 million for the three months ended August 25, 2012 and August 27, 2011, respectively.

2.

The Company's effective tax rate was 50.5% and 62.3% for the three months ended August 25, 2012 and August 27, 2011, respectively. For all periods presented, the Company is unable to benefit from, or has limitations on the benefit of, tax losses in certain foreign jurisdictions. To a lesser extent, the accounting treatment under generally accepted accounting principles ("GAAP") for the cost associated with incentive stock options and shares purchased through the Employee Stock Purchase Plan have caused volatility in the Company's effective tax rate.

RESOURCES CONNECTION, INC. Reconciliation of Net Income to Adjusted EBITDA (in thousands, except Adjusted EBITDA Margin)

	Quarter Ended

	August 25, 2012	August 27, 2011

	(unaudited)

Net income	$ 4,832	$ 2,596
Adjustments:
Amortization of intangible assets	426	1,208
Depreciation expense	1,191	1,549
Interest income	(48)	(88)
Provision for income taxes	4,928	4,298
EBITDA	11,329	9,563
Stock-based compensation expense	1,813	1,932
Adjusted EBITDA	$13,142	$11,495
Revenue	$136,933	$138,007
Adjusted EBITDA Margin	9.6%	8.3%

RESOURCES CONNECTION, INC.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands, except Adjusted EBITDA Margin)

The Company utilizes certain financial measures and key performance indicators that are not defined by, or calculated in accordance, with GAAP to assess our financial and operating performance.  A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of operations; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Adjusted EBITDA, a non-GAAP financial measure, is calculated as net income before amortization of intangible assets, depreciation expense, interest income, income taxes, stock-based compensation expense and contingent consideration expense.  Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenue.  We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to our investors because they are financial measures used by management to assess the performance of our Company.  Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of financial performance or liquidity under GAAP and should not be considered in isolation or construed as substitutes for net income or other cash flow data prepared in accordance with GAAP for purposes of analyzing our profitability or liquidity.  These measures should be considered in addition to, and not as a substitute to, net income, earnings per share, cash flows or other measures of financial performance prepared in accordance with GAAP.

RESOURCES CONNECTION, INC. SELECTED BALANCE SHEET, CASH FLOW AND OTHER INFORMATION (in thousands, except consultant headcount)

	August 25, 2012	May 26, 2012
	(unaudited)

Cash, cash equivalents and short-term investments	$122,869	$128,115
Accounts receivable, less allowances	$ 86,208	$ 84,192
Total assets	$425,797	$430,719
Current liabilities	$ 56,596	$ 61,651
Total stockholders' equity	$363,951	$365,868
Consultant headcount, end of period	2,284	2,317
Shares outstanding, end of period	41,467	41,973

	Quarter Ended

	August 25, 2012	August 27, 2011
Cash flow from operations	$ 3,706	$ 1,573
Cash flow from investing	$ 12,404	($ 1,011)
Cash flow from financing	($ 8,738)	($ 16,101)

CONTACT: Media, Michael Sitrick, +1-310-788-2850, mike_sitrick@sitrick.com; or Analysts, Nate Franke, Chief Financial Officer, +1-714-430-6500, nate.franke@resources-us.com